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                                                                   Exhibit 10.4G


             COMBINED AMENDMENT NUMBER ONE TO FOURTH AMENDED AND
                           RESTATED CREDIT AGREEMENT

          This Combined Amendment Number One to Fourth Amended and Restated Credit Agreement ("Amendment") is entered into as of December 18, 2000, by and between Jos. A. Bank Clothiers, Inc., a Delaware corporation ("Company"), the various financial institutions that are or may from time to time become parties to the Agreement referred to below (collectively, the "Lenders" and each individually a "Lender"), and Foothill Capital Corporation, a California corporation as Agent for the Lenders ("Agent") in light of the following:

          A. Company, Wells Fargo Bank, National Association ("Wells Fargo") and Lenders have previously entered into that certain Fourth Amended and Restated Credit Agreement, dated as of April 30, 1996 (as amended from time to time the "Agreement").

          B. Wells Fargo, Lenders and Company entered into four amendments to the Agreement between September 3, 1996 and June 1, 1998 (collectively, the "Wells Fargo Amendments").

          C. Wells Fargo has assigned its interest in the Agreement (as amended by the Wells Fargo Amendments) and related Loan Documents to Foothill pursuant to that certain Assignment and Acceptance, dated as of June 2, 1999 and Foothill was appointed Agent under the terms of the Agreement.

          D. Agent, Lenders and Company have entered into that certain Fifth Amendment to the Agreement as of December 8, 1999, and that certain Sixth Amendment to the Agreement as of July 28, 2000 (collectively, the "Foothill Amendments").

          E. Company, Lenders, and Agent desire to amend the Agreement as provided for and on the conditions herein; and in so doing, combine, amend and supersede the Wells Fargo Amendments and the Foothill Amendments.

          NOW, THEREFORE, Company, Lenders, and Agent hereby amend and supplement the Agreement as follows:

          1.  DEFINITIONS.  All initially capitalized terms used in this
              -----------
Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

          2.  AMENDMENTS.
              ----------

              (a) The definition of "Commitments" in Section 1.1 of the Agreement is amended in its entirety to read as follows:

                    "Commitments" means the commitments of Lenders to make Revolving Loans, the Term Loan and to issue Letters of Credit (or purchase participations therein, as the case may be) as set forth in Sections 2.1 and 2.2."

              (b)   The definition of "Current Asset Borrowing Base" in Section
1.1 of the Agreement is amended in its entirety to read as follows:

                                       1
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                    "Current Asset Borrowing Base" means, as of any date of
     determination, the sum of (y) the Eligible Inventory Borrowing Base plus
                                                                         ----
     (z) the lesser of: (i) 10,000,000; and (ii) 85% of the Dollar value of credit card drafts payable to Company or any of its Subsidiaries (net of credits as a result of returns and net of amounts due to franchisees); provided that the Current Asset Borrowing Base may be reduced by customary
     --------
     reserves in such amounts as Agent, acting in its reasonable discretion, may from time to time establish in good faith against the Current Asset Borrowing Base to reflect contingencies, risks or events which (in its reasonable judgment) may materially adversely affect the Collateral or the business or financial condition of Company and its Subsidiaries or the security of the Loans made hereunder.

               (c)  The definition of "Eligible Inventory" set forth in Section
1.1 of the Agreement is amended in its entirety to read as follows:

                    "Eligible Inventory" means Eligible Landed Inventory or Eligible L/C Inventory.

               (d)  The definition of "Eligible Inventory Borrowing Base" in
Section 1.1 of the Agreement is amended in its entirety to read as follows:

                    "Eligible Inventory Borrowing Base" means: (i) the lesser of: (a) 70% (increasing to 75% during the months of September, October and November) of the Value of Eligible Landed Inventory; or (b) 85% (increasing to 90% during the months of September, October and November) of the Net Liquidation Value of Eligible Landed Inventory; plus (ii) the lesser of:
                                                     ----
     (a) $3,000,000; (b) 70% (increasing to 75% during the months of September, October and November) of the Value of Eligible L/C Inventory; and (c) 85% (increasing to 90% during the months of September, October and November) of the Net Liquidation Value of Eligible L/C Inventory.

               (e) The definition of "Guaranties" in Section 1.1 of the Agreement is amended in its entirety to read as follows:

                    "Guaranties" means the Continuing Guaranties of the Company's Obligations hereunder, executed by Manufacturing, NTS, IS and RS respectively.

               (f) The definition of "Letter of Credit" in Section 1.1 of the Agreement is amended in its entirety to read as follows:

                    "Letter of Credit" means an L/C or an L/C Guaranty, as the context requires.

               (g) The definition of "Maturity Date" in Section 1.1 of the Agreement is amended in its entirety to read as follows:

                    "Maturity Date" means April 30, 2004.

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               (h)  The definition of "Real Estate Borrowing Base" in Section
1.1 of the Agreement is hereby deleted.

               (i) The definition of "Real Estate Collateral" in Section 1.1 of the Agreement is amended in its entirety to read as follows:

                    "Real Estate Collateral" means all right, title and interest in and to real property, improvements and fixtures located at 500 Hanover Pike, Hampstead, Maryland.

               (j) The definitions of "Revolving Loans" and "Revolving Loan Commitment" or "Revolving Loan Commitments" in Section 1.1 of the Agreement are amended in their entirety to read as follows:

                    "Revolving Loans" has the meaning set forth in Section 2.1A(i).

                    "Revolving Loan Commitment" or "Revolving Loan Commitments" has the meaning set forth in Section 2.1A(iii).

               (k) The definition of "Term Loan" in Section 1.1 of the Agreement is amended in its entirety to read as follows:

                    "Term Loan" has the meaning set forth in Section 2.1A(ii).

               (l) Section 1.1 of the Agreement is amended by adding the following definitions in the appropriate alphabetical order:

                    "EBITDA" means, with respect to the 12 month period immediately prior to the date of determination, Company's and its Subsidiaries consolidated net earnings (or loss), minus one-time unusual non-cash gains, plus one-time unusual non-cash expenses, interest expense, income taxes, and depreciation and amortization for such period, as determined in accordance with GAAP.

                    "Eligible L/C Inventory" means those items of Inventory that do not qualify as Eligible Landed Inventory solely because they are not in one of Company's locations or in transit among such locations, but as to which (a) the Inventory is or was the subject of a Qualified Import Letter of Credit, (b) such Inventory currently is in transit or will be in transit within 180 days of the issue date of the Qualified Import Letter of Credit relating to such Inventory (whether by vessel, air, or land) from a location outside of the continental United States to one of Company's locations that is the subject of a collateral access agreement, (c) title to such Inventory has passed or will pass to Company, prior to any draw being made on the Qualified Import Letter of Credit relating to such Inventory, and (d) upon transfer of title, such Inventory is insured against types of loss, damage, hazards, and risks, and in amounts, satisfactory to Agent.

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          "Eligible Landed Inventory" means, as of any date determination,
    Inventory consisting solely of finished goods, which is and remains acceptable to Agent for lending purposes; provided that there shall be excluded from Eligible Inventory (to the extent not excluded above):

          (i) Finished goods which are not held by Company or one of its Subsidiaries for sale as Inventory in the ordinary course of their business or which are obsolete, not in good condition, not of merchantable quality or not saleable in the ordinary course of their business or which are subject to defects which would affect their market value;

          (ii) Fashion Items with respect to which more than twenty-four months have elapsed since the applicable Original Purchase Date for those items as designated in the ordinary course of business by Company and its Subsidiaries;

          (iii) Inventory in the possession of any Person other than Company or one of its Subsidiaries, except (subject to any additional requirements imposed by Agent, acting in good faith in its sole and absolute discretion, to protect title thereto of Company or one of its Subsidiaries or the Lien thereon granted in favor of Agent on behalf of Lenders) (A) goods held in storage solely for the account of Company or one of its Subsidiaries (subject to the Lien thereon granted in favor of Agent on behalf of Lenders), if the Person in possession has acknowledged in writing the Lien thereon granted in favor of Agent for the benefit of Lenders and has not issued a negotiable document of title as to the goods; and (B) other Inventory in transit between Company and/or Subsidiary locations.

          (iv) Inventory with respect to which Agent, on behalf of Lenders, does not have a valid and prior, fully perfected Lien or which is not free of all Liens (other than Liens in favor of Lenders) or other claims of all other Persons: and

          (v) the Dollar value shown on Company's general ledger account entitled "Finished Goods - Unicap (Uniform Capitalization)" or any other designation which Company uses subsequent to December 15, 2000 for the general ledger account representing expenses which the Internal Revenue Service requires to be capitalized to inventory, but which do not add to the intrinsic value of inventory, e.g., a portion of the Senior financial officer's salary.

          "IS" means IS Servicing Co., Inc. a Delaware corporation.

          "L/C" has the meaning set forth in Section 2.2(a).
                                             --------------

          "L/C Guaranty" has the meaning set forth in Section 2.2(a).
                                                      --------------

          "Maximum Revolving Amount" means $50,000,000.

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               "Net Liquidation Value" means the net liquidation value of
    Eligible Inventory as determined by an appraisal of Company's Inventory satisfactory to Agent in its sole discretion.

               "Qualified Import Letter of Credit" means a Letter of Credit that
    (a) is issued to facilitate the purchase by Company of Eligible L/C Inventory, (b) is in form and substance acceptable to Agent, and (c) is only drawable by the beneficiary thereof by the presentation of, among other documents, either (i) a negotiable bill of lading that was issued by the carrier respecting the subject Eligible L/C Inventory, or (ii) a negotiable cargo receipt that was issued by a consolidator respecting the subject Eligible L/C Inventory; provided, however, that, in the latter case, no bill
                            --------  -------
    of lading shall have been issued by the carrier.

               "RS" means RS Servicing Co., Inc., a Delaware corporation.

               "Term Loan Commitment" has the meaning set forth in Section 2.1A(iii).

               "Value" means the lower of cost or fair market value of Eligible Inventory, as determined by Agent in its sole discretion.

          (m) Section 2.1(A) of the Agreement is amended in its entirety to read as follows:

               A.  Commitments.
                   -----------

                   (i) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender agrees (severally, not jointly or jointly and severally) to make advances ("Revolving Loans") to
                                                          ---------------
     Company in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of the lesser of (a) the Maximum Revolving Amount less (A) the Letter of Credit Usage, less (B) the outstanding balance of
     ----                                 ----
     the Term Loan or (b) the Current Asset Borrowing Base less (A) the Letter
                                                           ----
     of Credit Usage, and less (B) the aggregate amount of any reserves, if any,
                          ----
     established by Agent in accordance with this Agreement. Revolving Loans made on any Funding Date as LIBOR Rate Loans shall be in the minimum principal amount of $1,000,000 and integral multiples of $500,000 thereafter.

                   (ii) Subject to the terms and conditions of this Agreement, each Lender severally agrees to make one term loan (the "Term Loan") to or for the benefit of Company, in an aggregate amount at any one time outstanding for such Lender not to exceed such Lender's Pro Rata Share of the lesser of (i) 65% of the orderly liquidation value of the Real Estate Collateral (as determined by an appraisal, satisfactory to Agent, and dated no earlier than 60 days prior to the funding of the Term Loan); or (ii) $4,000,000. If funded the Term Loan will amortize over a 48 month period with any outstanding balance due and payable and upon termination of this Agreement. Interest shall accrue at the rate for Prime Rate Loans. Agent and Lenders shall have no obligation to fund the Term Loan to the extent that funding the Term Loan would cause the sum of all outstanding Revolving Loans plus the all undrawn and unreimbursed Letters of Credit plus the Term Loan to exceed the Maximum Revolving Amount. If Company determines that it will not borrow the Term Loan, then upon notice to Agent, Agent and Lenders shall release Agent's (for the ratable benefit of Lenders) security interest in the Real Estate Collateral, as soon as practicable, but in no event any later than 30 days after receipt of such notice. Upon Agent's receipt of notice of Company's desire not to borrow the Term Loan, Agent's and Lenders' commitment to make the Term Loan shall be automatically terminated. All amounts outstanding under the Term Loan shall constitute Obligations.

                              (iii)  Each Lender's commitment to make Revolving
     Loans to Company pursuant to this subsection 2.1 is herein called its "Revolving Loan Commitment" and such commitments of all Lenders in the aggregate are herein called the "Revolving Loan Commitments". Each Lender's commitment to make its Pro Rata Share of the Term Loan to Company pursuant to this subsection 2.1 is herein called its "Term Loan Commitment" and such commitments of all Lenders in the aggregate are herein called the "Term Loan Commitments". The original amount of each Lender's Revolving Loan Commitment and Term Loan Commitment are set forth opposite its name on
     Schedule 2.1 annexed hereto; provided, that the Revolving Loan Commitments and Term Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments and Term Loan Commitments pursuant to subsection 9.1.

                    (n) Section 2.2 is amended in its entirety to read as follows:

                         2.2  Letters of Credit.

                              (a)  Subject to the terms and conditions of this
     Agreement, Agent agrees to issue letters of credit for the account of Company (each, an "L/C") or to issue guarantees of payment (each such guaranty, an "L/C Guaranty") with respect to letters of credit issued by an issuing bank for the account of Company. Agent shall have no obligation to issue a Letter of Credit if either of the following would result:

                                   (i) the aggregate amount of all undrawn and unreimbursed Letters of Credit, would exceed the Current Asset Borrowing Base less the amount of outstanding Revolving Loans; or
                              ----
                                   (ii)  the aggregate amount of all undrawn or
               unreimbursed Letters of Credit would exceed the lower of: (x) the Maximum Revolving Amount less the amount of outstanding Revolving
                                        ----
               Loans; or (y) $10,000,000.

                         Company expressly understands and agrees that Agent and Lenders shall have no obligation to arrange for the issuance by issuing banks of the letters of credit that are to be the subject of L/C Guarantees. Each Letter of Credit shall have an expiry date no later than 60 days prior to the date on which this Agreement is scheduled to terminate (without regard to any potential renewal term) and all such Letters of Credit shall be in form and substance acceptable to Agent in its sole discretion. If issuing bank is obligated to advance funds under a Letter of Credit, Company shall immediately reimburse such advance to the issuing bank by paying to Agent an amount equal to such advance not later than 11:00 a.m., California time, on the date that advance is made, if Company shall have received written or telephonic notice of such advance prior to 10:00 a.m., California time, on such date, or, if such notice has not been received by Company prior to such time on such date, then not later than 11:00 a.m., California time, on the Business Day immediately subsequent to the date that Company receives such notice, and, in the absence of such reimbursement, any advance reimbursed by Agent immediately and automatically shall be deemed to be a Revolving Loan hereunder and, thereafter, shall bear interest at the rate then applicable to Revolving Loans that are Prime Rate Loans under Section 2.3. To the extent any
                                           -----------
     reimbursement of an advance made by the issuing bank is deemed to be a Revolving Loan hereunder, Company's obligation to reimburse such advance shall be discharged and replaced by the resulting Revolving Loan and Agent shall be responsible for reimbursing with the funds realized from such Revolving Loan the issuing bank for any such advance under a Letter of Credit. Promptly following receipt by Agent of any payment from Company pursuant to this paragraph, Agent and Lenders shall distribute such payment to the issuing bank or, to the extent that Lenders have made payments pursuant to Section 2.2(b) to reimburse the issuing bank, then to such
                 --------------
     Lenders and the issuing bank as their interest may appear.

                         (b) Promptly following receipt of a notice of an advance under a Letter of Credit pursuant to Section 2.2(a), each Lender
                                                  --------------
     agrees to fund its Pro Rata Share of any Revolving Loan deemed made pursuant to the foregoing subsection on the same terms and conditions as if Company had requested such Revolving Loan and Agent shall promptly pay to issuing bank the amounts so received by it from the Lenders. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the issuing bank or the Lenders, the issuing bank shall be deemed to have granted to each Lender, and each Lender shall be deemed to have purchased, a participation in each Letter of Credit, in an amount equal to its Pro Rata Share, and each such Lender agrees to pay to Agent, for the account of the issuing bank, such Lender's Pro Rata Share of any payments made by the issuing bank under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to Agent, for the account of the issuing bank, such Lender's Pro Rata Share of each advance made by the issuing bank under a Letter of Credit and not reimbursed by Company on the date due as provided in clause (a) of this Section, or of any reimbursement payment required to be refunded to Company for any reason.

     Each Lender acknowledges and agrees that its obligation to deliver to Agent, for the account of the issuing bank, an amount equal to its respective Pro Rata Share pursuant to this Section 2.2(b) shall be absolute
                                                --------------
     and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3 hereof. If any such Lender
                                           ---------
     fails to make available to Agent the amount of such Lender's Pro Rata Share of any payments made by the issuing bank in respect of such Letter of Credit as provided in this Section, Agent (for the account of the issuing bank) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Default Rate until paid in full.

                    (c) Company hereby agrees to indemnify, save, defend, and hold Agent and Lenders harmless from any loss, cost, expense, or liability, including payments made by Agent and Lenders, expenses, and reasonable attorneys fees incurred by Agent arising out of or in connection with any Letter of Credit. Company agrees to be bound by the issuing bank's regulations and interpretations of any letters of credit guarantied by Agent and Lenders and opened to or for Company's account or by Agent's interpretations of any Letter of Credit issued by Agent to or for Company's account, even though this interpretation may be different from Company's own, and Company understands and agrees that neither Agent nor any Lender shall be liable for any error, negligence, or mistake, whether of omission or commission, in following Company's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Company understands that the L/C Guarantees may require Agent and Lenders to indemnify the issuing bank for certain costs or liabilities arising out of claims by Company against such issuing bank. Company hereby agrees to indemnify, save, defend, and hold Agent and Lenders harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by Agent or any Lender under any L/C Guaranty as a result of Agent's and Lenders' indemnification of any such issuing bank.

                    (d) Company hereby authorizes and directs any bank that issues a letter of credit guaranteed by Agent and Lenders to deliver to Agent all instruments, documents, and other writings and property received by the issuing bank pursuant to such letter of credit, and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with such letter of credit and the related application. Company may or may not be the "applicant" or "account party" with respect to such letter of credit.

                    (e) Any and all charges, commissions, fees, and costs incurred by Agent and Lenders relating to the letters of credit guaranteed by Agent and Lenders shall be immediately reimbursable by Company to Agent and Lenders.

                    (f) Immediately upon the termination of this Agreement, Company agrees to either (i) provide cash collateral to be held by

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     Agent in an amount equal to 102% of the maximum amount of Agent's and
     Lenders' obligations under outstanding Letters of Credit, or (ii) cause to be delivered to Agent releases of all of Agent's and Lenders' obligations under outstanding Letters of Credit. At Agent's discretion, any proceeds of Collateral received by Agent or any Lender after the occurrence and during the continuation of an Event of Default may be held as the cash collateral required by this Section 2.2(f).
                      --------------

                    (g) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application by any governmental authority of any such applicable law, treaty, rule, or regulation, or (ii) compliance by the issuing bank, Agent, or any Lender with any direction, request, or requirement (irrespective of whether having the force of law) of any governmental authority or monetary authority including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor thereto):

                         (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letters of Credit issued hereunder, or

                         (ii) there shall be imposed on the issuing bank, Agent or any Lender any other condition regarding any letter of credit, or Letter of Credit, as applicable, issued pursuant hereto;

     and the result of the foregoing is to increase, directly or indirectly, the cost to the issuing bank, Agent or any Lender of issuing, making, guaranteeing, or maintaining any letter of credit, or Letter of Credit, as applicable, or to reduce the amount receivable in respect thereof by such issuing bank, Agent or any Lender, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Company, and Company shall pay on demand such amounts as the issuing bank or Agent may specify to be necessary to compensate the issuing bank, Agent or any Lender for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate set forth in Section 2.3(A)(i). The determination by the issuing bank
                       -----------------
     or Agent, as the case may be, of any amount due pursuant to this Section
                                                                      -------
     2.2(g), as set forth in a certificate setting forth the calculation thereof
     ------
     in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto, unless challenged by Company within 45 days of the date of delivery of such certificate to the Company.

                    (h) Company acknowledges and agrees that certain of the Qualified Import Letters of Credit may provide for the presentation of time drafts to the issuing bank. If an issuing bank accepts such a time draft that is presented under a Letter of Credit, it is acknowledged and agreed that (i) the Letter of Credit will require Agent and Lenders to reimburse the issuing bank for amounts paid on account of such time draft on or after the maturity date thereof, (ii) the pricing provisions hereof shall continue to apply, until payment of such time draft on or after the maturity date thereof, as if the issuing bank's Letters of Credit were still outstanding, and (iii) on the date on which Agent on behalf of Lenders makes payment to the issuing bank of the amounts paid on account of such time draft, Company immediately shall reimburse such amount to Agent and such amount shall constitute Revolving Loans hereunder.

          (o) Section 2.3(A) of the Agreement is amended in it entirety to read as follows:

               A. Rate of Interest. Subject to the provisions of subsections 2.3E and 2.8, the Loans shall bear interest from the date made through maturity as follows:

                     (i) if a Prime Rate Loan, then at a rate per annum equal to the Prime Rate; or

                     (ii) if a LIBOR Rate Loan, then at a rate per annum equal to the sum of the LIBOR Rate plus 1.5% per annum.

                     If on any day a Loan is outstanding with respect to which notice has not been delivered to Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest at the Prime Rate Loan rate.

          (p) The first paragraph of Section 2.3(B) of the Agreement is amended in it entirety to read as follows:

               B. Interest Periods. In connection with each LIBOR Rate Loan, provided no Event of Default has occurred and is continuing, Company may, pursuant to the applicable Notice of LIBOR Rate Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be, at Company's option, either a one, two, three, or six month period; provided that:

          (q) Section 2.3(B) of the Agreement is further amended by adding the following clause (vii):

               (vii) If an Event of Default has occurred and is continuing, Agent, at Requisite Lenders option, may automatically convert all outstanding LIBOR Rate Loans to Prime Rate Loans at the end of the applicable interest period.

               (r) The first paragraph of Section 2.3(D) of the Agreement is amended in it entirety to read as follows:

                    D. Conversion or Continuation. Subject to the provisions of subsection 2.7, Company shall have the option (i) to convert at any time all or any part of its Revolving Loans equal to $1,000,000 and integral multiples of $500,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to the other basis; provided that any such conversion of Prime Rate Loans into LIBOR Rate Loans shall be in amounts of $1,000,000 and integral multiples of $500,000 in excess thereof or (ii) upon the expiration of any Interest Period applicable to a LIBOR Rate Loan, to continue all or any portion of such Loan equal to $1,000,000 and integral multiples of $500,000 in excess of that amount as a LIBOR Rate Loan having a particular interest period; provided, however, that a LIBOR Rate Loan may only be converted into a Prime Rate Loan on the expiration date of an Interest Period applicable thereto. There shall be no more than seven LIBOR Rate Loans outstanding at any time.

               (s) Section 2.4 of the Agreement is amended in it entirety to read as follows:

                    2.4  Fees.
                         ----

                         A.   Fees. Company agrees to pay to Agent, fees in the
following amounts:

                              (i)   an annual facility fee in an amount equal to
the product of: (i) the Maximum Revolving Amount; multiplied by (ii) 0.10%, such fee to be fully earned and payable on May 1, 2001 and on each May 1 thereafter so long as this Agreement has not terminated;

                              (ii)  an unused line fee equal to: (a)
$45,000,000, minus the average of the daily amount of Revolving Loans; times (b) 0.375% per annum calculated on the basis of a 360-day year and the actual number of days elapsed and payable monthly in arrears on the first day of each calendar month through the Maturity Date so long as this Agreement has not terminated, provided, however, that if this Agreement terminates on a date other than the 1/st/ of a month, the unused line fee will be prorated for the partial month on which the termination occurs and payable on the date of termination;

                              (iii) an annual servicing fee in the amount of
$50,000 to be fully earned and payable on August 31, 2001, and on each August 31 thereafter so long as this Agreement has not terminated;

                              (iv)  A Letter of Credit fee (in addition to the
charges, commissions, fees, and costs set forth in Section 2.2(f)) which shall
                                                   ---------------
accrue at a rate equal to 1.375% per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit calculated on the basis of a

360-day year and the actual number of days elapsed and payable monthly in arrears on the first day of each calendar month through the Maturity Date.

                              (v) For the separate account of Agent, audit,
     appraisal, and valuation fees and charges as follows (i) a fee of $750 per day, per auditor, plus out-of-pocket expenses for each financial audit of Company performed by personnel employed by Agent, (ii) a fee of $1,500 per day per appraiser, plus out-of-pocket expenses, for each appraisal of the Collateral performed by personnel employed by Agent, and (iii) the actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to perform financial audits of Company, to appraise the Collateral, or any portion thereof, or to assess Company's business valuation, provided the fee for financial audits performed by a third party shall not exceed the fees charged by Agent for audits performed by personnel employed by Agent. Agent and Lenders agree that so long as no Event of Default has occurred and is continuing, Company will be charged for no more than one financial audit and one inventory appraisal per year.

               (t) Section 2.5(A) of the Agreement is amended in its entirety to read as follows:

                    A.   Prepayments Due to Reductions or Restrictions of
                         ------------------------------------------------
     Revolving Loan Commitments. Company shall from time to time prepay the
     --------------------------
     Revolving Loans to the extent necessary so that the Total Current Utilization shall not at any time exceed the lesser of (1) the Maximum Revolving Amount; minus the outstanding balance of the Term Loan, minus, the Letter of Credit Usage; or (2) the Current Asset Borrowing Base, minus the Letter of Credit Usage, minus any reserves established by Agent pursuant to the terms of this Agreement.

               (u)  Section 3.1(G) of the Agreement is hereby deleted.

               (v) Sections 4.3 and 4.4 of the Agreement are amended in their entirety to read as follows:

                    4.3  Financial Condition.
                         -------------------

                         All financial statements delivered to Agent were prepared in accordance with GAAP and fairly present the consolidated financial position of Company, Manufacturing, NTS, IS, and RS as at the respective dates thereof and the consolidated results of operations and cash flows of Company, Manufacturing, NTS, IS, and RS for each of the relevant periods. Except as permitted by this Agreement, none of Company, Manufacturing, NTS, IS, or RS or any of their respective Subsidiaries have any material Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment, which is not reflected in the foregoing financial statements, the notes thereto, the schedules to this Agreement or the most recent financial statements delivered pursuant to subsection 5.l of this Agreement except those incurred in the ordinary course of business consistent with past practice.

                    4.4    No Adverse Material Change.
                           --------------------------

                           Since the date of the latest financial statements submitted to Agent, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

               (w) Section 5.1(i) of the Agreement is amended in it entirety to read as follows:

                    (i)    Borrowing Base Certificates. If Company has Revolving
                           ---------------------------
     Loan borrowing availability of less than $10,000,000, prior to noon, California time, on each Tuesday, a borrowing base certificate, in form and detail acceptable to Agent, as of the close of Company's business on the immediately preceding Saturday; or if Company has Revolving Loan borrowing availability of $10,000,000 or more, prior to noon, California time, on the third Business Day of any fiscal month, a borrowing base certificate, in form and detail acceptable to Agent, as of the close of Company's business on the last day of the immediately preceding fiscal month;

               (x) Section 5.14 of the Agreement is amended in its entirety to read as follows:

                    5.14   Borrowing Availability. Company agrees that it will
                           ----------------------
     maintain Revolving Loan borrowing availability of no less than $5,000,000 at any one time.

               (y) Section 6.1(vi) of the Agreement is amended in it entirety to read as follows:

                    (vi) Company may become and remain liable with respect to Indebtedness to IS to the extent permitted by subsection 6.3; provided that
                                                                   --------
     all such intercompany Indebtedness shall be evidenced by a promissory note.

               (z) Section 6.1 of the Agreement is amended by adding the following subsection (vii) and (viii):

                    (vii) in the event Company notifies Agent that Company has determined not to borrow the Term Loan, Company and its subsidiaries may become and remain liable with respect to Indebtedness secured by the Real Estate Collateral in an amount not to exceed $5,000,000, provided, such
                                                              --------
     Indebtedness is secured solely by the Real Estate Collateral and the lender providing such Indebtedness agrees to execute a mortgagee's waiver, in form and substance satisfactory to Agent, waiving any interest such lender may have to the personal property located in the premises relating to such Real Estate Collateral and agreeing to provide access to such premises for the purpose of removing all personal property in the event Agent and Lenders are permitted to do so pursuant to the terms of this Agreement.

                    (viii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness in addition to Indebtedness described in clauses (i)-(vii) above in an aggregate principal amount not to exceed $2,000,000 at any time outstanding.

               (aa) Section 6.3, 6.4 and 6.5 of the Agreement are amended in their entirety to read as follows:

                    6.3    Investments.
                           -----------

                           Company will not, and will not permit any of its Subsidiaries to, directly or indirectly make or own any Investment in any Person, except: (i) Company's direct Investments in IS, NTS and Manufacturing; (ii) IS ownership of the capital stock of RS; and (iii) extensions of credit made by IS to Company.

                    6.4    Contingent Obligations.
                           ----------------------

                           Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or become or be liable with respect to any Contingent Obligation, except:

                           (i) guaranties resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

                           (ii) Manufacturing, NTS, IS, and RS may become and remain liable with respect to the Guaranties;

                           (iii) contingent reimbursement obligations with respect to Letters of Credit; and

                           (iv) Contingent Obligations set forth on the Information Certificate.

                    6.5    Restricted Payments.
                           -------------------

                           Company will not, and will not permit its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for dividends or distributions, other than dividends or distributions to Company and dividends and distributions by NTS, RS to IS.

               (bb) Section 6.6 of the Agreement is amended in it entirety to read as follows:

                    Agent shall set a minimum EBITDA covenant for each fiscal month commencing with the fiscal month ending on or about March 31, 2001 and a maximum Capital Expenditure covenant for each fiscal year commencing with the fiscal year ending on or about January 31, 2002. The covenants shall be based upon Company's projections for the fiscal year containing that fiscal month and fiscal year, which projections must be delivered to Agent prior to the commencement of such fiscal year. The projections shall be satisfactory to Agent in its reasonable credit judgment. Agent shall set the future periods EBITDA covenant based on 85% of the expected performance set forth in the projections delivered to Agent. The covenants set forth in this Section will not be applicable to Company in any fiscal month during which Company maintains a daily average of Revolving Loans borrowing availability of $10,000,000 or more, provided, no Event of Default has occurred and is continuing.

                    (cc) Section 6.8 of the Agreement is amended in its entirety to read as follows:

                           6.8   Conduct of Business.
                                 -------------------

                                 Company will not engage in any business other
     than the business engaged in by Company, Manufacturing, NTS, IS, or RS on the date hereof, substantially similar or related businesses and other lines of business consented to by Agent and Requisite Lenders. Company will not permit Manufacturing, NTS, IS, and RS to engage in any business other than the business engaged in by Manufacturing, NTS, IS and RS on the date hereof or substantially similar or related businesses, or to sell or dispose of its products in any manner different from the manner in which Manufacturing, NTS, IS, or RS sold or disposed of its products on the date hereof. Company will not form, create, or take any interest in, any Subsidiary other than those Subsidiaries listed in the Information Certificate and NTS, IS and RS.

                    (dd) Sections 6.9, 7.12 and 7.13 of the Agreement are hereby deleted.

                    (ee) Section 7.10 of the Agreement is amended in its entirety to read as follows:

                           7.10  Invalidity of Guaranty.
                                 ----------------------

                                 The Guaranties for any reason, other than the
     satisfaction in full of all Obligations, are declared by a court of competent jurisdiction to be null and void, or any of Manufacturing, NTS, IS or RS denies that it has any further liability, including without limitation with respect to future advances by Lenders, under the Guaranties or gives notice to such effect; or

               3.   REPRESENTATIONS AND WARRANTIES.  Company hereby affirms to
                    ------------------------------
Agent and the Lenders that all of Company's representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

               4.   DELETION OF TRANCHE A AND TRANCHE B LOANS.  After the date
                    -----------------------------------------
of this Agreement there shall be no Tranche A Loans and Tranche B Loans and only one class of Revolving Loans will be available. All references to Tranche A Loans and Tranche B

Loans in the Loan Agreement and the Loan Documents shall be deemed to refer to Revolving Loans.

          5.  COMBINED AMENDMENT.  This Amendment combines, amends and
              ------------------
supersedes the Wells Fargo Amendments and the Foothill Amendments.

          6.  NO DEFAULTS.  Company hereby affirms to Agent and the Lenders that
              -----------
no Event of Default has occurred and is continuing as of the date hereof.

          7.  CONDITIONS PRECEDENT.  The effectiveness of this Amendment is
              --------------------
expressly conditioned upon the following:

              (a) Payment by Company to Agent of an amendment fee in the aggregate amount of $60,000, such fee to be charged to Company's loan account pursuant to terms of the Agreement;

              (b) Company shall have engaged an appraiser, satisfactory to Agent, to conduct an appraisal of Company's Inventory (the "Inventory Appraisal");

              (c) Receipt by Agent of the Amended and Restated Revolving Note in the amount of $50,000,000; and

              (d) Receipt by Agent of a copy of this Amendment executed by Company and Required Lenders.

          8.  CONDITIONS SUBSEQUENT.  Agent and Lenders obligation to continue
              ---------------------
to extend credit under the Agreement is expressly conditioned upon the following:

              (a) Receipt by Agent of a copy of an updated Inventory Appraisal no later than December 31, 2000;

              (b) Within 30 days of the date of this Amendment, receipt by Agent of an Amendment to the Deed of Trust relating to the Real Estate Collateral, together with the necessary endorsements to the title insurance policy.

              (c) Within 10 Business Days of the date of this Amendment, receipt by Agent of fully executed duplicate originals of the following documents:

                    (1)  Continuing Guaranty (RS Servicing);
                    (2)  Continuing Guaranty (IS Servicing);
                    (3)  Security Agreement - Stock Pledge;
                    (4)  Security Agreement (RS Servicing);
                    (5)  Security Agreement (IS Servicing);
                    (6)  Collateral Assignment of License Agreement;
                    (7)  Trademark Security Agreement;
                    (8)  Secretary's Certificate (IS Servicing);
                    (9)  Secretary's Certificate (RS Servicing).
                    (10) UCC-1 Financing Statement (IS Servicing); and

                    (11) UCC-1 Financing Statement (RS Servicing);

               (d) Agent shall have completed a field audit of Company's operations by no later than January 31, 2001; and

               (e) Upon funding of the Term Loan, Company agrees to deliver to Agent a promissory note for each Lender setting forth the terms of such Lender's Pro Rata Share of the Term Loan.

          9.   COSTS AND EXPENSES.  Company shall pay to Agent all of Agent's
               ------------------
out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

          10.  LIMITED EFFECT.  In the event of a conflict between the terms and
               --------------
provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

          11.  COUNTERPARTS; EFFECTIVENESS.  This Amendment may be executed in
               ---------------------------
any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

                         FOOTHILL CAPITAL CORPORATION,
                         a California corporation, as Agent and as the sole
                         Lender


                         By:     /s/:Matthew J. Simoneau
                             -----------------------------------------
                         Title:  Sr. Vice President
                                --------------------------------------


                         JOS. A. BANK CLOTHIERS, INC.,
                         a Delaware corporation


                         By:     /s/:David E. Ullman
                             -----------------------------------------
                         Title:  EVP-CFO
                                --------------------------------------

Each of the undersigned has executed a Continuing Guaranty in favor of Foothill Capital Corporation, as Agent for the Lenders (as defined in the Amendment) ("Foothill") respecting the obligations of Jos. A. Bank Clothiers, Inc., a Delaware corporation ("Company") owing to Agent and Lenders. Each of the undersigned acknowledges the terms of the above Amendment and reaffirms and agrees that: its Continuing Guaranty remains in full force and effect; nothing in such Continuing Guaranty obligates Agent or any Lender to notify the undersigned of any changes in the financial accommodations made available to Company or to seek reaffirmations of the Continuing Guaranty; and no requirement to so notify the undersigned or to seek reaffirmations in the future shall be implied by the execution of this reaffirmation.

                                   JOSEPH A. BANK MFG. CO.,
                                   a New Jersey corporation


                                   By: /s/:David E. Ullman
                                       -------------------
                                   Name: David E. Ullman
                                         ---------------
                                   Title: EVP-CFO
                                          -------


                                   NATIONAL TAILORING SERVICES, INC.,
                                   a Delaware corporation

                                   By: /s/:David E. Ullman
                                       -------------------
                                   Name: David E. Ullman
                                         ---------------
                                   Title: EVP-CFO
                                          -------


                                   RS SERVICING CO., INC.,
                                   a Delaware corporation

                                   By: /s/:David E. Ullman
                                       -------------------
                                   Name: David E. Ullman
                                         ---------------
                                   Title: EVP-CFO
                                          -------



                                   IS SERVICING CO., INC.,
                                   a Delaware corporation

                                   By: /s/:David E. Ullman
                                       -------------------
                                   Name: David E. Ullman
                                         ---------------
                                   Title: EVP-CFO
                                          -------

                                Exhibit 21.1(b)



                         JOS. A. BANK CLOTHIERS, INC.

                                 SUBSIDIARIES



-    The Joseph A. Bank Mfg. Co., Inc., a New Jersey corporation

-    National Tailoring Services, Inc., a Delaware corporation

-    Jos. Bank of Fishkill, Inc., a Maryland corporation

-    RS Servicing Co., Inc., a Delaware corporation

-    IS Servicing Co., Inc., a Delaware corporation